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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71018, 33-74728, 33-95178, 333-09913, 333-27951,
333-62125,333-81401 and 333-94837) of Mercury Interactive Corporation of our report dated January 28, 1999, except as to the pooling of interests with Conduct Ltd which is as of January 19, 2000, relating to the supplemental consolidated financial statements for the three years ended December 31, 1998 which appear in this Form 8-K.


PricewaterhouseCoopers LLP


San Jose, California
January 19, 2000